Exhibit 5.1


                          Epstein Becker & Green, P.C.
                                 250 Park Avenue
                               New York, NY 10177

                                                                   July 30, 1998

CFI Mortgage, Inc.
580 Village Boulevard, Suite 120
West Palm Beach, FL 33409

         Re:      Registration Statement on Form SB-2 -
                  CFI Mortgage, Inc.

Ladies and Gentlemen:

     We refer to the registration for resale by stockholders of up to 1,180,000 shares (the "Shares") of Common Stock (the "Common Stock") of CFI Mortgage, Inc., a Delaware corporation (the "Company"), pursuant to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on January 22, 1998, as amended by pre-effective amendments 1, 2 and 3, the last such amendment having been filed on or about July 30, 1998 (such Amendment No. 3 being referred to herein as the "Registration Statement").

     We have examined a copy of said Registration Statement on Form SB-2 under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals, or photostatic, certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

     Of the Shares, 534,533 Shares are issuable upon conversion of 1,560 issued and outstanding shares of the Company's Series A Convertible Preferred Stock, 200,000 Shares are issuable upon conversion of 1,000 issued and outstanding shares of the Company's Series B Convertible Preferred Stock, 100,000 Shares are issuable upon the exercise of warrants at $6.00 per share, as described in the Registration Statement, 240,000 Shares are issuable upon the exercise of warrants at $6.00 per share and 105,467 Shares are presently issued and outstanding.

     The actual number of shares which will be issuable upon the conversion of the Series A Convertible Preferred Stock and the Series B



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Convertible  Preferred  Stock will vary from time to time,  since the conversion formula is based on the market price for the Company's Common Stock on the date of such conversion (subject to a floor price of $5.00 per share in the case of the Series B Convertible Preferred Stock). You should note further that, because the Series A Convertible Preferred Stock has no floor price, the Company may not have adequate authorized and unissued Common Stock to reserve for and issue upon a request for conversion of the Series A Preferred Stock into Common Stock.

     On the basis of the foregoing, it is our opinion that the 105,467 Shares presently issued and outstanding are validly issued, fully paid and non-assessable, and the up to 534,533 Shares issuable upon conversion of the Series A Convertible Preferred Stock, the up to 200,000 Shares issuable upon conversion of the Series B Convertible Preferred Stock, and the 340,000 Shares issuable upon the exercise of and payment for the warrants in accordance with their respective terms, have been duly authorized for issuance and when issued, will be validly issued, fully paid and non-assessable.

     The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration Statement, to references to this opinion contained therein under the caption of the Prospectus entitled "Legal Matters" and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

     This opinion is limited to the matters herein, and may not be relied upon for any purpose other than in connection with the corporate authority for the issuance of Common Stock.


                                                Very truly yours,

                                                /s/ EPSTEIN BECKER & GREEN, P.C.